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                                                                     EXHIBIT 5.3

January 23, 2003

Antigenics Inc.
630 Fifth Avenue, Suite 2100
New York, New York  10111

         Re: Registration Statement on Form S-3 (Registration No. 333-74002) filed on November 27, 2001 with the Securities and Exchange Commission (the "Commission"), declared effective December 5, 2001; and

             Registration Statement on Form S-3 (Registration No. 333-90380) filed on June 13, 2002 with the Commission and declared effective August 7, 2002, which registration statement acts, pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Act"), as a post-effective amendment to the registration statement first mentioned above

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statements (collectively, the "Registration Statement"), the base prospectus dated August 2, 2002 (the "Base Prospectus"), and the prospectus supplement filed with the Commission by the Company on January 23, 2003 pursuant to Rule 424 promulgated under the Act (the "Prospectus Supplement" and together with the Base Prospectus, the "Prospectus"). The Prospectus relates to the offering by Antigenics Inc. (the "Company") of up to 6,250,000 shares of the Company's common stock (6,767,500 if the underwriters' over-allotment option is exercised in full), $0.01 par value per share (the "Shares"), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

We have acted as counsel for the Company in connection with the issuance of the Shares. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.
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Antigenics Inc.                         -2-                     January 23, 2003

The opinions expressed below are limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold as described in the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Base Prospectus and in the Prospectus Supplement under the caption "Legal Matters."

Very truly yours,

/s/ Ropes & Gray
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Ropes & Gray